UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

SENTI BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40440	86-2437900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Corporate Drive, First Floor
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650-239-2030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SNTI	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 2, 2024, Senti Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), (i) up to 21,157 shares of Series A Convertible Preferred Stock, par value $0.0001 per share, for an aggregate offering price of $47.6 million (the “Series A Preferred Stock”) and (ii) accompanying warrants (the “Warrants” and the shares underlying the Warrants, the “Warrant Shares”) to purchase up to 31,735,500 shares of common stock, par value $0.0001 per share (the “Common Stock”).

The Investors are venture capital and other institutional investment funds. The Investors include entities affiliated with New Enterprise Associates, Inc. (“NEA”), which is associated with a member of the Company’s board of directors and is a holder of more than 5% of the Company’s outstanding capital stock, as well as entities affiliated with Bayer Healthcare, LLC, which is also holder of more than 5% of the Company’s outstanding capital stock.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designation”), each share of Series A Preferred Stock will be issued at $2,250.00 per share and, subject to the Stockholder Approval (as defined below), is convertible into 1,000 shares of Common Stock.

Subject to the terms and limitations contained in the Certificate of Designation, the Series A Preferred Stock issued in the Offering will not become convertible until the Company’s stockholders approve (i) the issuance of all Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) the issuance of the Warrant Shares upon exercise of the Warrants (collectively, the “Stockholder Approval”).  On the first trading day following the announcement of the Stockholder Approval, the Company may, at its option, cause each share of Series A Preferred Stock to automatically convert into such number of shares of Common Stock, at the conversion price of $2.25 per share (the “Conversion Price”), subject to the terms and limitations contained in the Certificate of Designation. Additionally, subject to the terms and limitations in the Certificate of Designation, if the Company has not elected to automatically convert the Series A Preferred Stock, then at the option of each individual holder of Series A Preferred Stock, each share of the Series A Preferred Stock held by such holder, not otherwise converted, shall be convertible into the applicable number of shares of Common Stock at the Conversion Price.

Pursuant to the Certificate of Designation, the Company shall effect automatic conversions by delivering to each holder of Series A Preferred Stock a notice of election as of the date of delivery of such notice. For optional conversions, the holders shall provide to the Company and its transfer agent a form of conversion notice that includes the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, and the number of shares of Common Stock to be issued in respect of the conversion at issue. Subject to the terms and conditions contained in the Certificate of Designation, the Company’s transfer agent shall issue and electronically transfer the applicable shares of Common Stock following the automatic or optional conversion. Additional information on the Certificate of Designation is set forth under Item 5.03 of this Current Report on Form 8-K.

Each Warrant has an exercise price per share of $2.30. The Warrants are exercisable at any time and from time to time on or after the Stockholder Approval (as defined below) and on or prior to the five year anniversary of the original issuance date.  A holder of a Warrant may not exercise the Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of a Warrant may increase or decrease this percentage not in excess of 45.00% by providing at least 61 days’ prior notice to the Company.

The Offering

An initial closing of the issuance of 16,713 shares of Series A Preferred Stock and Warrants to purchase 25,069,500 shares of Common Stock will be effected on or about December 5, 2024, subject to the satisfaction of customary closing conditions. The gross proceeds of the initial issuance of Series A Preferred Stock and Warrants are estimated to be approximately $37.6 million, before deducting fees to be paid to the placement agent of the Company and other offering expenses payable by the Company. The fees to be paid to the placement agent shall be the greater of $1,500,000 or 6% of the gross proceeds of the Offering pursuant to the engagement letter with the placement agent. Additionally, pursuant to the terms of the Securities Purchase Agreement, a certain investor has the option to purchase up to an additional 4,444 shares of Series A Preferred Stock and Warrants to purchase 6,666,000 shares of Common Stock at a subsequent closing to occur no later than December 27, 2024, for gross proceeds of up to $9.9 million. The Company intends to use the net proceeds from the Offering for working capital purposes, general corporate purposes, other research and development activities and to advance its SENTI-202 program.

The securities issued in the Offering were issued in a private placement transaction exempt from the registration requirements of under the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under the Securities Act, and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series A Preferred Stock or the Warrants, and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

Pursuant to the Securities Purchase Agreement and the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K (the “Registration Rights Agreement”), as promptly  as reasonably practicable following the closing of the Offering, but, in any event, not later than one hundred twenty (120) days thereafter (the “Filing Date”) the Company has agreed to file a resale registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) providing for the resale by the Investors of (i) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and (ii) the Warrant Shares ((i) and (ii) collectively, the “Registrable Shares”), and to use commercially reasonable efforts to cause such resale registration statement to be declared effective as soon as practicable but in any event no later than the earlier of (a) the seventy-fifth (75th) calendar day following the Filing Date of the registration statement if the U.S. Securities Exchange Commission (the “SEC”) notifies the Company that it will “review” the registration statement and (b) the fifth (5th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. The Company further agreed to take all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares.  The Company has agreed to pay a liquidated damages penalty upon certain failures to meet the deadlines set forth above or to keep the resale registration statement continuously effective, which penalties will not exceed 5% of the aggregate subscription amount.

The Securities Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Pursuant to the Securities Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities until the earlier of (a) sixty (60) days after the Closing Date (as defined in the Securities Purchase Agreement) and (b) the business day immediately following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, subject to certain exceptions.

Designation Agreements

Pursuant to (i) a letter agreement executed with Celadon Partners SPV 24 (“Celadon”) and (ii) a letter agreement executed with New Enterprise Associates 15, L.P. (“NEA”), each of Celadon and NEA have the right to designate certain directors to the Company’s Board of Directors (the “Board”), subject to the terms and conditions provided in the respective letter agreements.

The form of Certificate of Designation, the form of Warrant, the Securities Purchase Agreement, the Registration Rights Agreement (swap order to match the exhibit list) and the Letter Agreement with each of Celadon and NEA are filed as Exhibits 3.1, 4.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Certificate of Designation, the Series A Preferred Stock, the Warrants, the Warrant Shares, and the Common Stock and the terms of the Securities Purchase Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Preferred Stock and Warrants are being sold and, upon conversion of the Series A Preferred Stock and upon exercise of the Warrants, the securities underlying the Series A Preferred Stock and Warrants will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth below in Item 5.03 regarding the Certificate of Designation is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

Resignation of Omid Farokhzad

On November 25, 2024, Omid Farokhzad, M.D., a member of the Board and the Audit Committee of the Board, notified the Board of his resignation as a director of the Company and all committees thereof, effective November 25, 2024. Dr. Farokhzad’s resignation was not a result of any dispute or disagreement with the Board or management of the Company on any matter related to the operations, policies, or practices of the Company. The Company thanks Dr. Farokhzad for his years of service as a director.

(d)

Appointment of Fran Schulz

On December 2, 2024, upon the recommendation of its Nominating and Corporate Governance Committee, the Board unanimously appointed Frances D. Schulz to fill a newly created vacancy on the Board resulting from the resignation of Dr. Farokhzad, such appointment to be effective upon the initial closing of the Offering. Ms. Schulz was appointed as a Class I director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2026 or until her earlier resignation, death or removal. Ms. Schulz has also been appointed to serve as a member of the Audit Committee of the Board.

Ms. Shulz was one of the founding members and senior partners in Ernst & Young’s (“EY”) Life Sciences Practice and held various roles at EY over 35 years. She currently serves as a Board Member, Audit Committee Chair, ex-officio member of the Finance Committee and member of the Governance and Investment Committee for Menlo College (2019 - present) and as a Board Member and Audit Committee Chair for EDAP TMS SA (Nasdaq: EDAP) (2024 - present). Previously, she served as a Board Member, Audit Committee Chair and Finance Committee Chair for the National Board of Women in Bio (2013 - 2023) as well as a Board Member and an Audit Committee member for the California Life Sciences Industry Association. Ms. Schulz is a certified public accountant (CPA) licensed in California. Ms. Schulz received her B.S. in Business Administration from Menlo College. The Company believes Ms. Schulz is qualified to serve on the Board because of her experience in leadership positions in the biotechnology and life science industry, her finance and accounting expertise, and her educational background.

Ms. Schulz will be compensated for her service as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy and will receive an initial option award to purchase 12,500 shares of Common Stock, pursuant to the Company’s 2022 Equity Incentive Plan (the “Plan”), which shall vest in equal monthly installments over three years from its grant date, subject to Ms. Schulz’s continued service on the Board; provided, that upon a Change of Control (as defined in the Plan), all shares of common stock subject to the option shall become full vested and exercisable, provided, further, however, that all vesting shall cease if Ms. Schulz resigns from the Board or otherwise ceases to serve as a director of the Company, unless the Company and Ms. Schulz have entered into a written agreement for Ms. Schulz to provide uninterrupted services to the Company in a capacity other than as a director at such time or prior to such time Ms. Schulz resigns from or ceases to serve as a director, and such written agreement expressly states that such services constitute Continuous Service (as defined in the Plan), in which case, all vesting shall cease upon termination of the Continuous Service. As a non-employee director, Ms. Schulz will also be eligible to receive an annual stock option grant to purchase 62,500 shares of Common Stock, as well as annual cash retainers of $35,000 for serving as a member of the Board and $7,500 for serving as a member of the Audit Committee of the Board.

Ms. Schulz has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Schulz and any other person pursuant to which she was appointed as a director of the Company.

In connection with Ms. Schulz’s election to the Board, Ms. Schulz entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-4, as amended (File No. 333- 262707) filed with the Securities and Exchange Commission on May 10, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Ms. Schulz for some expenses, including attorneys’ fees, judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as one of the Company’s directors.

A copy of the Company’s press release announcing the appointment of Ms. Schulz is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Brenda Cooperstone to the Audit Committee

Effective December 2, 2024, upon the recommendation of its Nominating and Corporate Governance Committee, the Board unanimously appointed Brenda Cooperstone to serve as a member of the Audit Committee of the Board in addition to serving as a member of the Compensation Committee of the Board. In addition to the annual stock grant and the annual cash retainers for serving as a member of the Board and the Compensation Committee of the Board, Ms. Cooperstone will be eligible to receive $7,500 annually for serving as a member of the Audit Committee of the Board.

Appointment of Celadon Director Designee

Pursuant to the terms of  a letter agreement executed with Celadon, the Board approved the appointment of Donald Tang, to the Board, effective upon the closing of the Offering. In connection with Mr. Tang’s appointment, the Board approved an increase in the authorized number of members in the Board from five (5) to six (6) members. Mr. Tang was appointed to fill the vacancy created by the foregoing increase in the size of the Board, as a Class III director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2028 or until his earlier resignation, death or removal.

Mr. Tang had founded Celadon Partners, a private equity firm that invests in companies well positioned to leverage new innovations in technology or business models and unlock transformative value. Mr. Tang currently has served on the Board of Directors of Vicarious Surgical Inc. since 2021. From 2020 until its business combination in 2021, Mr. Tang was a director of D8 Holding Corp. and from 2004 to 2017, Mr. Tang worked at D.E. Shaw & Co., most recently as chief executive officer of D.E. Shaw & Co. (Asia-Pacific). He was the sole D.E. Shaw & Co. partner on the investment side in Asia, and a founding member of the firm’s Asian private equity business. Mr. Tang started his career at Citadel Investment Group in 2003. He is a member of the Harvard Kennedy School Mossavar-Rahmani Center for Business and Government Advisory Council, Special Advisor (China) to the Milken Institute and a member of the Aspen Global Leadership Network. Mr. Tang graduated from Carnegie Mellon University with a degree in computer science and business administration, and a minor in computational finance. The Company believes Mr. Tang is qualified to serve on the Board because of his experience managing public companies and his extensive business, finance and private equity experience.

Mr. Tang will be compensated for his service as a non-employee director in accordance with the Company’s Non-Employee Director Compensation Policy and will receive an initial option award to purchase 12,500 shares of Common Stock, pursuant to the Plan, which shall vest in equal monthly installments over three years from its grant date, subject to Mr. Tang’s continued service on the Board; provided, that upon a Change of Control (as defined in the Plan), all shares of common stock subject to the option shall become full vested and exercisable, provided, further, however, that all vesting shall cease if Mr. Tang resigns from the Board or otherwise ceases to serve as a director of the Company, unless the Company and Mr. Tang have entered into a written agreement for Mr. Tang to provide uninterrupted services to the Company in a capacity other than as a director at such time or prior to such time Ms. Schulz resigns from or ceases to serve as a director, and such written agreement expressly states that such services constitute Continuous Service (as defined in the Plan), in which case, all vesting shall cease upon termination of the Continuous Service. As a non-employee director, Mr. Tang will also be eligible to receive an annual stock option grant to purchase 62,500 shares of Common Stock, as well as annual cash retainers of $35,000 for serving as a member of the Board.

Mr. Tang has no family relationship with any of the executive officers or directors of the Company.

In connection with Mr. Tang’s election to the Board, Mr. Tang will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-4, as amended (File No. 333- 262707) filed with the Securities and Exchange Commission on May 10, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Tang for some expenses, including attorneys’ fees, judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by his in any action or proceeding arising out of his service as one of the Company’s directors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation and Designation of Series A Preferred Stock

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the terms of the Securities Purchase Agreement, on December 2, 2024, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 21,200 shares of its authorized and unissued preferred stock as Series A Preferred Stock, each with a stated value of $2,250.00 per share (the “Original Per Share Price”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series A Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series A Preferred Stock:

Dividends. Subject to the terms and conditions in the Certificate of Designation, from and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of 18% of the Original Per Share Price of such share, plus the amount of previously accrued dividends, compounded annually, shall accrue on each share then outstanding (the “Accruing Dividends”), such that the first compounded dividend will be payable on January 1, 2026, with compounding annually from June 30, 2025 on any unpaid dividends. Accruing Dividends shall accrue on a quarterly basis whether or not declared, and shall be cumulative; provided, however, that except as set forth in the Certificate of Designation, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and, except as provided in the Certificate of Designation, the Company shall be under no obligation to pay such Accruing Dividends. The Accruing Dividends shall be payable at the option of the Company in cash, additional shares of Series A Preferred Stock, or any combination thereof, and shall be paid on June 30 and December 31 of each calendar year with respect to any shares of Series A Preferred Stock then outstanding; provided, that for the avoidance of doubt, (i) the first Dividend Payment Date shall be June 30, 2025 (but shall not be payable on any shares of Series A Preferred Stock that prior to such date have been converted into Common Stock) and (ii) in the event all the shares of Series A Preferred Stock have been converted into Common Stock on or before June 30, 2025, no Accruing Dividends shall be payable. If the Company receives the Stockholder Approval prior to June 30, 2025 and the Company consummates an automatic conversion or any holder of Series A Preferred Stock consummates an optional conversion, all Accruing Dividends that would be payable after the date of such conversion with respect to any shares of Series A Preferred Stock so converted shall be cancelled and shall no longer be payable.

Voting Rights. Except as provided in the Certificate of Designation or as otherwise required by the Delaware General Corporation Law, the holders of the Series A Preferred Stock shall have no voting rights. However, so long as at least 6,347 shares of the Series A Preferred Stock remain outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect certain acts or transactions, as provided in the Certificate of Designation, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class.

Liquidation. Prior to the Stockholder Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or deemed liquidation event (any such event, a “Liquidation”) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a deemed liquidation event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such deemed liquidation event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount in cash equal to the three times (3X) the Original Per Share Price, together with any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Preference”).

Redemption. Unless prohibited by (a) Delaware law governing distributions to stockholders or (b) applicable stock exchange rule or regulation, the Company, if elected by any individual holder of Series A Preferred Stock upon written notice delivered to the Company at any time on or after the date two hundred ten (210) days following the issuance date of the Series A Preferred Stock (the “Redemption Trigger Date”), the Company shall redeem all then-outstanding shares of Series A Preferred Stock held by such holder of Series A Preferred Stock, at a price per share of Series A Preferred Stock equal to the then Liquidation Preference (the “Redemption Price”), on a date no later than ten (10) days after the Company’s receipt of such notice of the holder’s election to redeem (such date, the “Redemption Date”). In order to effect such redemption, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On each applicable Redemption Date, the Company shall redeem the total number of shares of Series A Preferred Stock held by the electing holder of Series A Preferred Stock immediately prior to the Redemption Date; provided, however, that certain excluded shares shall not be redeemed and shall be excluded from the calculations set forth in the Certificate of Designation. If, on the applicable Redemption Date, Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series A Preferred Stock to be redeemed from the electing holder of Series A Preferred Stock, the Company shall redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law; provided, that in the event the Company is obligated to redeem shares of Series A Preferred Stock from more than one holder of Series A Preferred Stock on an applicable Redemption Date, the Company shall ratably redeem the maximum number of shares that it may redeem in accordance with Delaware law from all electing holders of Series A Preferred Stock, and shall ratably redeem the remaining shares from such electing holders of Series A Preferred Stock as soon as it may lawfully do so under such law.

The foregoing summary of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On December 2, 2024, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and other related materials may contain a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the Company’s expectation about any or all of the following: anticipated benefits of and activities under the Offering and the timing and certainty of completion of the Offering, and the Company’s use of proceeds from the Offering. Forward-looking statements can be identified by terms such as “will,” “intent,” “expect,” “plan,” “potential,” “would” or similar expressions and the negative of those terms. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Although the Company believes that such statements are based on reasonable assumptions, forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not rely on these forward-looking statements as predictions of future events. These risks and uncertainties include, among others, those risk and uncertainties described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 14, 2024, and in any other filings made by the Company with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K, other than to the extent required by law.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock
4.1	Form of Common Stock Warrant
10.1#	Form of Securities Purchase Agreement, dated December 2, 2024, by and among Senti Biosciences, Inc. and the purchasers named therein
10.2#	Form of Registration Rights Agreement, dated December 2, 2024 by and among Senti Biosciences, Inc., and the investors named therein
10.3	Designation Agreement, dated December 2, 2024, by and between Senti Biosciences, Inc., and Celadon Partners SPV 24
10.4	Designation Agreement, dated December 2, 2024, by and between Senti Biosciences, Inc., and New Enterprise Associates 15, L.P.
99.1	Press release dated December 2, 2024 (Director Appointment)
99.2	Press release dated December 2, 2024 (PIPE Transaction)
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

# Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Senti Biosciences, Inc.

Date:	December 2, 2024	By:	/s/ Timothy Lu, M.D., Ph.D.
Timothy Lu, M.D., Ph.D.
Chief Executive Officer